UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 1, 2019
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (I.R.S. Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

As previously disclosed, effective January 1, 2019, The Coca-Cola Company (the "company") established a new operating segment, Global Ventures, which includes the results of Costa Limited ("Costa"), which we acquired on January 3, 2019, and the results of our innocent and Doğadan businesses as well as fees earned pursuant to distribution coordination agreements between the company and Monster Beverage Corporation ("Monster"). Therefore, the results of our innocent and Doğadan businesses as well as fees earned pursuant to distribution coordination agreements between the company and Monster have been transferred from our Europe, Middle East & Africa, Latin America, North America and Asia Pacific operating segments and Corporate, as applicable, to the Global Ventures operating segment.

Attached as Exhibit 99.1 is a schedule of unaudited reclassified operating segment and Corporate data reflecting the change in the company's operating segments described above. The information in this Form 8-K, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Schedule of Reclassified Operating Segment and Corporate Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: April 1, 2019	By:	/s/ MARK RANDAZZA
Mark Randazza Vice President, Assistant Controller and Chief Accounting Officer